Exhibit 99.1

Ethan Allen Reports Results for Quarter and Fiscal Year Ended June 30, 2010

DANBURY, Conn.--(BUSINESS WIRE)--August 4, 2010--Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) (NYSE:ETH) reported operating results for the three and twelve months ended June 30, 2010.

Farooq Kathwari, Chairman, President and CEO commented, “We are gratified that our positive operating results reflect the impact of the many major initiatives undertaken during this ‘Great Recession’. Net income excluding restructuring, impairment, and related transition costs as well as benefits primarily from deferred commissions and a non-cash $34 million tax asset valuation charge during the quarter was $4.6 million or $0.16 per diluted share compared to a loss of $6.8 million or $0.23 per diluted share the prior year also excluding similar charges.”

Mr. Kathwari further stated, “Our focus has been to position the Company for growth in sales and profitability. Our initiatives in our vertically integrated structure have helped us to reduce costs, improve the efficiency of our manufacturing, logistics and retail while at the same time improving quality and personal service. While pleased with the recent results, we remain cautious due to uncertain economic times.”

Three Months Ended June 30, 2010

Net delivered sales for the quarter ended June 30, 2010 were $163.3 million, up 17.8% from the prior year quarter. The Company’s Retail division delivered net sales of $121.2 million increased 18.5% from the prior year quarter. Total written orders booked for the Retail division increased 23.5% while comparable design center orders were 31.3% higher than the prior year quarter.

The net loss for the quarter ended June 30, 2010 was $26.5 million or a loss of $0.91 per diluted share. This compares with a net loss the prior year quarter of $16.9 million or $0.58 per diluted share. Net income excluding restructuring, impairment, and related transition costs as well as benefits primarily from deferred commissions and a non-cash $34 million tax asset valuation was $4.6 million or $0.16 per diluted share compared to a loss of $6.8 million or $0.23 per diluted share in the prior year quarter also excluding similar charges.

Twelve Months Ended June 30, 2010

For the twelve months ended June 30, 2010, net delivered sales totaled $590.1 million as compared to $674.3 million the prior year. Net delivered sales for the Company’s Retail division were $438.5 million versus $508.6 million the prior year. Wholesale net sales were $362.5 million versus $403.4 million the prior year.

The fiscal year loss was $44.3 million or $1.53 per diluted share compared with a loss the prior year of $52.7 million or $1.83 per diluted share. The net loss excluding restructuring, impairment, and related transition costs as well as deferred commission impacts and tax asset valuation charges from both years was $4.2 million or $0.15 per diluted share compared to $4.5 million or $0.16 per diluted share in the prior year.

Analyst Conference Call

The Company will conduct a Conference Call at 11:00 AM (Eastern) on Thursday, August 5th. The live webcast and replay are accessible via the Company’s website at http://ethanallen.com/investors.

About Ethan Allen

Ethan Allen Interiors Inc. is a leading interior design company and manufacturer and retailer of quality home furnishings. The Company offers free interior design service to its clients and sells a full range of furniture products and decorative accessories through ethanallen.com and a network of approximately 280 Design Centers in the United States and abroad. Ethan Allen owns and operates seven manufacturing facilities in North America, including five manufacturing plants and one sawmill in the United States and one manufacturing plant in Mexico. Approximately seventy percent of its products are made in its United States plants. For more information on Ethan Allen’s products and services, visit ethanallen.com.

This press release should be read in conjunction with the Company’s Annual Report on Form 10-K/A for the year ended June 30, 2009 and other reports filed with the Securities and Exchange Commission. This press release and related discussions contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect management’s current expectations concerning future events and results of the Company, and are subject to various assumptions, risks and uncertainties. Accordingly, actual future events or results could differ materially from those contemplated by the forward-looking statements. The Company assumes no obligation to update or provide revision to any forward-looking statement at any time for any reason.

Ethan Allen Interiors Inc.
Selected Financial Information
Unaudited
(in thousands)

Selected Consolidated Financial Data:

	Three Months Ended		Twelve Months Ended
	06/30/10	06/30/09	06/30/10	06/30/09

Net sales	$163.3	$138.7	$590.1	$674.3
Gross margin	49.5%	48.7%	47.5%	51.5%
Operating margin	7.6%	-14.7%	-2.0%	-10.8%
Operating margin (excluding special charges*)	5.6%	-5.4%	0.2%	0.2%
Net income (loss)	($26.5)	($16.9)	($44.3)	($52.7)
Net income (loss) (excluding special charges* and
unusual income tax impacts)	$4.6	($6.8)	($4.2)	($4.5)
Operating cash flow	$17.7	$8.1	$51.3	$21.9
Capital expenditures	$2.3	$2.1	$9.9	$22.5
Acquisitions	$0.1	$0.6	$0.1	$1.4
Treasury stock repurchases (settlement
date basis)	$0.0	$0.0	$0.0	$0.0

EBITDA	$19.8	($13.9)	$21.5	($45.1)
EBITDA as % of net sales	12.2%	-10.0%	3.6%	-6.7%

EBITDA (excluding special charges*)	$15.5	($1.0)	$27.0	$28.9
EBITDA as % of net sales (excluding special charges*)	9.5%	-0.7%	4.6%	4.3%

Selected Financial Data by Business Segment:
	Three Months Ended		Twelve Months Ended
	06/30/10	06/30/09	06/30/10	06/30/09
Retail
Net sales	$121.2	$102.3	$438.5	$508.6
Operating margin	2.3%	-13.6%	-6.6%	-18.1%
Operating margin (excluding special charges*)	-1.6%	-12.3%	-7.1%	-7.0%

Wholesale
Net sales	$100.1	$85.2	$362.5	$403.4
Operating margin	11.1%	-9.1%	3.9%	1.7%
Operating margin (excluding special charges*)	12.5%	4.5%	8.2%	6.0%

* Special charges consist of restructuring, impairment, transition charges and impact from commission plan changes. Related tax effects are calculated using a normalized income tax rate.

Ethan Allen Interiors Inc.
Condensed Consolidated Income Statements
Unaudited
(in thousands)

	Three Months Ended		Twelve Months Ended
	06/30/10	06/30/09	06/30/10	06/30/09

Net sales	$163,304	$138,657	$590,054	$674,277
Cost of sales	82,387	71,107	309,777	326,935
Gross profit	80,917	67,550	280,277	347,342
Operating expenses:
Selling	33,021	36,526	142,562	182,800
General and administrative	34,989	38,506	147,013	170,312
Restructuring and impairment charge	448	12,880	2,437	67,001
Total operating expenses	68,458	87,912	292,012	420,113
Operating income (loss)	12,459	(20,362)	(11,735)	(72,771)
Interest and other income	2,161	336	4,872	3,355
Interest expense	2,986	2,946	11,924	11,764
Income (loss) before income taxes	11,634	(22,972)	(18,787)	(81,180)
Income tax expense (benefit)	38,178	(6,049)	25,529	(28,493)
Net income (loss)	$(26,544)	$(16,923)	$(44,316)	$(52,687)

Basic earnings per common share:
Net income (loss) per basic share	$(0.91)	$(0.58)	$(1.53)	$(1.83)
Basic weighted average shares outstanding	29,069	28,954	28,982	28,814

Diluted earnings per common share:
Net income (loss) per diluted share	$(0.91)	$(0.58)	$(1.53)	$(1.83)
Diluted weighted average shares outstanding	29,069	28,954	28,982	28,814

Ethan Allen Interiors Inc.
Condensed Consolidated Balance Sheets
Unaudited
(in thousands)

	June 30, 2010	June 30, 2009

Assets
Current assets:
Cash and cash equivalents	$73,852	$52,960
Marketable securities	11,075	-
Accounts receivable, net	17,105	13,086
Inventories	134,040	156,519
Prepaid expenses & other current assets	23,620	21,060
Deferred income taxes	-	8,077
Total current assets	259,692	251,702

Property, plant and equipment, net	305,747	333,599
Intangible assets, net	45,128	45,128
Restricted cash and investments	17,318	-
Other assets	3,892	16,056

Total Assets	$631,777	$646,485

Liabilities and Shareholders' Equity
Current liabilities:
Current maturities of long-term debt	3,898	42
Customer deposits	52,605	31,691
Accounts payable	23,952	22,199
Accrued expenses & other current liabilities	60,062	58,531
Total current liabilities	140,517	112,463

Long-term debt	199,369	203,106
Other long-term liabilities	19,123	24,993
Deferred income taxes	14,309	-
Total liabilities	373,318	340,562

Shareholders' equity	258,459	305,923

Total Liabilities and Shareholders' Equity	$631,777	$646,485

Ethan Allen Interiors Inc. GAAP Reconciliation Three and Twelve Months Ended June 30, 2010 and 2009 Unaudited (in thousands, except per share amounts)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2010	2009	2010	2009
Net Income / Earnings Per Share
Net income (loss)	$(26,544)	$(16,923)	$(44,316)	$(52,687)
Special charges net of related tax effects *	(2,756)	10,150	7,722	48,161
Unusual income tax impacts	33,932	-	32,386	-
Net income (loss) (excluding special charges* and
unusual income tax impacts)	$4,632	$(6,773)	$(4,208)	$(4,526)
Earnings (loss) per basic share	$(0.91)	$(0.58)	$(1.53)	$(1.83)
Earnings (loss) per basic share (excluding special charges*
and unusual income tax impacts)	$0.16	$(0.23)	$(0.15)	$(0.16)
Basic weighted average shares outstanding	29,069	28,954	28,982	28,814
Earnings (loss) per diluted share	$(0.91)	$(0.58)	$(1.53)	$(1.83)
Earnings (loss) per diluted share (excluding special
charges* and unusual income tax impacts)	$0.16	$(0.23)	$(0.15)	$(0.16)
Diluted weighted average shares outstanding	29,069	28,954	28,982	28,814

Consolidated Operating Income / Operating Margin
Operating income (loss)	$12,459	$(20,362)	$(11,735)	$(72,771)
Special charges *	(3,340)	12,880	13,161	74,001
Operating income (loss) (excluding special charges*)	$9,119	$(7,482)	$1,426	$1,230
Net sales	$163,304	$138,657	$590,054	$674,277
Operating margin	7.6%	-14.7%	-2.0%	-10.8%
Operating margin (excluding special charges*)	5.6%	-5.4%	0.2%	0.2%

Wholesale Operating Income / Operating Margin
Wholesale operating income (loss)	$11,102	$(7,726)	$14,201	$6,670
Special charges	1,374	11,539	15,661	17,420
Wholesale operating income (excluding special charges*)	$12,476	$3,813	$29,862	$24,090
Wholesale net sales	$100,094	$85,163	$362,468	$403,378
Wholesale operating margin	11.1%	-9.1%	3.9%	1.7%
Wholesale operating margin (excluding special charges*)	12.5%	4.5%	8.2%	6.0%

Retail Operating Income / Operating Margin
Retail operating income (loss)	$2,743	$(13,944)	$(28,764)	$(92,100)
Special charges	(4,714)	1,341	(2,500)	56,581
Retail operating income (loss) (excluding special charges*)	$(1,971)	$(12,603)	$(31,264)	$(35,519)
Retail net sales	$121,153	$102,263	$438,539	$508,621
Retail operating margin	2.3%	-13.6%	-6.6%	-18.1%
Retail operating margin (excluding special charges*)	-1.6%	-12.3%	-7.1%	-7.0%

Ethan Allen Interiors Inc. GAAP Reconciliation Three and Twelve Months Ended June 30, 2010 and 2009 Unaudited (in thousands, except per share amounts)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2010	2009	2010	2009

EBITDA
Net income (loss)	$(26,544)	$(16,923)	$(44,316)	$(52,687)
Add: interest expense (income), net	2,665	2,703	10,907	10,480
Add: income tax expense (benefit)	38,178	(6,049)	25,529	(28,493)
Add: depreciation and amortization (including
accelerated depreciation)	5,549	6,350	29,398	25,635
EBITDA	$19,848	$(13,919)	$21,518	$(45,065)
Net sales	$163,304	$138,657	$590,054	$674,277
EBITDA as % of net sales	12.2%	-10.0%	3.6%	-6.7%
EBITDA	$19,848	$(13,919)	$21,518	$(45,065)
Add: special charges*	(4,340)	12,880	5,531	74,001
Adjusted EBITDA	$15,508	$(1,039)	$27,049	$28,936
Net sales	$163,304	$138,657	$590,054	$674,277
Adjusted EBITDA as % of net sales	9.5%	-0.7%	4.6%	4.3%

* Special charges consist of restructuring, impairment, transition charges and impact from commission plan changes. Special charges net of related tax effects are calculated using a normalized income tax rate.

CONTACT:
Investors/Media:
Ethan Allen Interiors Inc.
David R. Callen, Vice President Finance & Treasurer
203-743-8305